Exhibit 8.2

[SLS Letterhead]

May 3, 2018

Springfield Bancshares, Inc.

2006 South Glenstone Avenue

Springfield, Missouri 65804

Re:                             Opinion Regarding Material Federal Income Tax Consequences of Merger

Ladies and Gentlemen:

We have acted as counsel to Springfield Bancshares, Inc., a Missouri corporation (“Company”)  in connection with the negotiation and execution of an Agreement and Plan of Merger, dated as of April 17, 2018 (the “Agreement”), by and between QCR Holdings, Inc., a Delaware corporation (“Acquiror”) and Company, pursuant to which Company will merge with and into Acquiror with Acquiror surviving the merger (the “Merger”), as more fully described in the registration statement on Form S-4, including a joint proxy statement/prospectus (the “Registration Statement”), being filed by Acquiror with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  Our opinion is being delivered to you in connection with the Registration Statement.

In connection with our opinion, we have reviewed (without any independent investigation) the Agreement, including all exhibits thereto, the Registration Statement, and such other documents and records as we deemed necessary or appropriate for purposes of issuing our opinion (collectively, the “Documents”).  In our examination of the Documents, we have assumed:  (i)  their completeness and authenticity; (ii) that each of the Documents has been or will be duly authorized and executed in the form as examined by us; (iii) the genuineness of all signatures and the authenticity of original Documents submitted to us as copies; (iv) that the Documents have been duly authorized by all necessary corporate actions; (v) that all of the information, facts, statements, representations, warranties and covenants contained in the Documents are true and accurate at all relevant times; (vi) the respective parties to the Documents and all parties referred to therein will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents; (vii) none of the terms and conditions contained in the Documents have been or will be waived or modified in any respect; and (viii) each of the Documents will be valid and legally binding obligations of all parties thereto, enforceable in accordance with their terms.  We are expressly relying for purposes of our opinion on the facts, information, representations, warranties and covenants contained in the Documents.  In addition, we are expressly relying upon additional representations of fact made by Company in a letter dated the date hereof and by Acquiror in a letter dated the date hereof, delivered to us in connection with our opinion (collectively, the “Representation Certificates”), as well as certain other assumptions stated herein.  We are relying upon the accuracy of any representations or statements made that are qualified by the maker’s knowledge or belief as if such representations or statements were made without such qualification.  We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.  We have not been asked to and have not attempted to verify any facts, information, warranties or representations (collectively “statements”) through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent with such statements have occurred or will occur.

In connection with our opinion, we have assumed that the Merger will be effected and consummated in accordance with the terms and conditions of the Agreement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof.  We have also assumed that none of the parties will take any action after the Merger that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Based solely upon on and subject to the foregoing, including, without limitation, the qualifications, exceptions and assumptions set forth above and the exceptions, qualifications and limitations set forth below, it is our opinion that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; the Company and Acquiror will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and no gain or loss will be recognized by holders of Company common stock upon the receipt of shares of Acquiror common stock in exchange for their shares of Company common stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Acquiror common stock.; and (ii) the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “The Merger—Material U.S. federal income tax consequences of the merger” are correct in all material respects.

We express no opinion as to the tax treatment of the Merger under the provisions of any other sections of the Code or under any state, local or foreign tax laws which also may be applicable thereto or as to any other party in the Merger, nor do we express any opinion as to non-tax issues such as corporate law or securities law matters.  In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein.  We express no opinion as to whether the discussion contained in the Registration Statement under the caption “The Merger—Material U.S. federal income tax consequences of the merger” addresses all of the United States federal income tax consequences of the Merger that may be applicable to Acquiror, Company or the holders of Company common stock.

Our opinion represents our best judgment as to the described federal income tax consequences of the Merger.  Our opinion is based upon the Code, the Income Tax Regulations promulgated thereunder, and administrative and judicial determinations, all as of the date hereof and all of which are subject to change either prospectively or retroactively, and our knowledge of the facts as of the date hereof.  If either (i) the relevant facts at the time of closing differ from those represented to us in the Representation Certificates or reflected in the Documents, (ii) the Merger is completed under terms not contained in the Agreement, (iii) our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon.  In such event, we do not assume any responsibility to provide a revised opinion or other advice, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

You should be aware that no ruling has been sought or obtained from the Internal Revenue Service (the “Service”) as to the federal income tax consequences of any aspect of the Merger and that our opinion is not binding on the Service or the courts.  You should also be aware that there can be no assurance, and none is hereby given, that the Service will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the Service.  We undertake no responsibility to advise you of any developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, if any of the statements, representations, warranties, assumptions or certificates upon which we have relied to issue this opinion are incorrect, our opinion shall be void and may not be relied upon.

We hereby consent to (i) the reference to our opinion in the Registration Statement, (ii) the filing of this opinion as an exhibit to the Registration Statement and (iii) the use of our name in the Registration Statement.  In giving such consent, however, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stinson Leonard Street LLP

STINSON LEONARD STREET LLP